EXHIBIT 3.2


                                     BYLAWS

                                       OF

                        FIRST TEAM AUTOMOTIVE GROUP, INC.

                       ARTICLE I. MEETINGS OF SHAREHOLDERS

         SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of Directors of the corporation.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders shall be held when directed by the Chief Executive Officer ("CEO") or the Board of Directors, and shall be called by the CEO when requested in writing by the holders of not less than a majority of all the shares entitled to vote generally in the election of directors. A meeting requested by shareholders shall be called for a date not less than ten nor more than ninety days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the CEO, unless the CEO or the Board of Directors designates another person to do so. At a special meeting no business shall be transacted and no action shall be taken other than as stated in the notice of the meeting.

         SECTION 3. PLACE. Meetings of shareholders may be held at such place or places within or without the State of Delaware as may be designated by the Board of Directors.

         SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the CEO or the Officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         SECTION 5. NOTICE OF ADJOURNED MEETINGS. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in these Bylaws to each shareholder of record on the new record date entitled to vote at such meeting.

         SECTION 6. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of

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Directors shall fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days prior to the date on which the particular action requiring such determination of shareholders is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 7. VOTING LIST. The Officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders or such shorter time as exists between the record date and the meeting, a complete alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. Such list shall be open to the examination of any stockholder, for any purposes germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for said ten (10) days. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         SECTION 8. SHAREHOLDER QUORUM. Except as otherwise provided by law, the Certificate of Incorporation, or these ByLaws, (a) a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; and (b) when a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

         SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. Voting at meetings of shareholders need not be by written ballot. At each election for Directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected at that time and for whose election he has a right to vote. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, all matters submitted to a vote of the shareholders shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter.

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         SECTION 10. PROXIES. Every shareholder entitled to vote at a meeting of shareholders or any shareholder's duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy. Every proxy must be signed by the shareholder or his attorney-in-fact. If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

         SECTION 11. NO ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of shareholders of the corporation may be taken only at such duly called annual or special meeting of shareholders; shareholders may not act by written consent in lieu of a meeting.

         SECTION 12. ADJOURNMENT OF MEETINGS. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote (even though less than a quorum), without notice other than by announcement at the meeting. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

         SECTION 13. CONDUCT OF MEETINGS. The Chief Executive Officer, or any Vice President designated by the Chief Executive Officer, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules governing all aspects of the conduct of such meetings, including but not limited to rules respecting the time allotted to stockholders to speak.

                              ARTICLE II. DIRECTORS

         SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         SECTION 2. QUALIFICATION. Directors must be natural persons who are 18 years of age but need not be residents of this state or shareholders of this corporation.

         SECTION 3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of Directors.

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         SECTION 4.  NUMBER.  This corporation shall initially have (2)
   Directors. The number of Directors may be increased or decreased from time to time as set forth in the Certificate of Incorporation.

         SECTION 5. ELECTION AND TERM. The directors of the corporation shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be divided equally so far as possible among the three classes. The Class I, Class II and Class III directors shall be designated by the Board of Directors, and their terms of office shall be as follows:

         (i) Class I Directors shall be elected to serve until the 1998 Annual Meeting of Stockholders,

         (ii) Class II Directors shall be elected to serve until the 1998 Annual Meeting of Stockholders, and

         (iii) Class III Directors shall be elected to serve until the 2000 Annual Meeting of Stockholders,

         and until their successors shall be duly elected and qualified. At each annual election of directors, beginning with the 1998 annual election, the successors to the directors of each class whose term shall expire at such meeting shall be elected to hold office for a term of three (3) years from the date of their election and until their successors shall be duly elected and qualified.

         SECTION 6. REMOVAL AND RESIGNATION OF DIRECTORS. A director may be removed from the Board of Directors only in accordance with the provisions of the Certificate of Incorporation. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

         SECTION 7. FILLING OF VACANCIES. Any vacancy among the directors, occurring from any cause whatsoever, may be filled only in accordance with the provisions of the Certificate of Incorporation.

         SECTION 8. REGULAR MEETINGS. The Board of Directors shall hold an annual meeting for the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

         SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, by the Chief Executive Officer, or by any three directors.

         SECTION 10. NOTICE AND PLACE OF MEETINGS. Meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place as shall be stated in the notice of such meeting. Notice of any such meeting shall be given in compliance with applicable law. No notice of the

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annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

         SECTION 11. BUSINESS TRANSACTED AT MEETINGS, ETC. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

         SECTION 12. QUORUM. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these ByLaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

         SECTION 13.  COMMITTEES.

                  13.1 EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the members of the Board of Directors then in office, designate one (1) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by law. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution passed by a majority of the members of the Board of Directors then in office. Any person ceasing to be a director shall IPSO FACTO cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution passed by a majority of the entire Board of Directors.

                  13.2 OTHER COMMITTEES. Other Committees may be appointed by resolution adopted by a majority of the members of the Board of Directors then in office, which Committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors.

                  13.3 RESIGNATION. Any member of a Committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

                  13.4 QUORUM; VOTING. A majority of the members of a Committee shall constitute a quorum. The act of a majority of the members of a Committee present

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at any meeting at which a quorum is present shall be the act of such Committee.
The members of a Committee shall act only as a Committee, and the individual members thereof shall not have any powers as such.

                  13.5 RECORD OF PROCEEDINGS, ETC. Each Committee shall keep a record of its proceedings, which record shall be filed with the minutes of the proceedings of the Board of Directors.

                  13.6 ORGANIZATION, MEETINGS, NOTICES, ETC. A Committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the Committee may at any time agree upon. Each Committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by a Committee, any notice of a meeting of such Committee may be given by the Secretary of the Corporation or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

                  13.7 COMPENSATION. The members of any Committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

         SECTION 14. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of the Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purposes, if:

         (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent of a majority of the disinterested Directors, even though the disinterested directors may be less than a quorum; or

         (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote; or

         (c) the contract or transaction is fair to the corporation at the time it is authorized by the Board of Directors, a committee thereof, or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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         SECTION 15. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent may: (a) be signed in counterparts, (b) have faxed signatures, copies of which shall be effective when received by the corporation, and (c) shall have the same effect as a unanimous vote.

                              ARTICLE III. OFFICERS

         SECTION 1. NUMBER. The Officers of the corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article III. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors and/or a Vice Chairman of the Board of Directors, and may designate the Chairman of the Board to also serve as Chief Executive Officer.

         SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers, except as provided in Section 3 of this Article III, shall be appointed annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. Except as otherwise provided by law, any number of offices may be held by the same person.

         SECTION 3. OTHER OFFICERS. Other officers, including a president, one or more additional executive vice presidents, vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors or Executive Committee, which other officers shall have such powers and perform such duties as may be assigned to them by authority appointing them.

         SECTION 4. REMOVAL OF OFFICERS. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby. Any vacancy, however occurring, in any office may be filled by the Board of Directors. Removal of any Officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an Officer or agent shall not of itself create contract rights.

         SECTION 5. CHAIRMAN AND/OR VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman and/or Vice Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

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         SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, when present, preside at all meetings of the stockholders. He shall have power to call special meetings of the stockholders or the Board of Directors at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

         SECTION 7. PRESIDENT; VICE PRESIDENTS. The President, if any, or Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in case of his inability to perform his duties for any cause, perform the duties of the Chief Executive Officer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President, if any, and the Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among the Vice Presidents.

         SECTION 8. SECRETARY. The Secretary shall perform such duties as are usually incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these ByLaws.

         SECTION 9. TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or may from time to time be assigned to him by the Board of Directors.

                         ARTICLE IV. STOCK CERTIFICATES

         SECTION 1. ISSUANCE. Every holder of shares in the corporation shall be entitled to have a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

         SECTION 2. FORM. Certificates representing shares in the corporation shall be signed by the Chairman, President or Vice President and/or the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereof. The signatures of the Chairman, President or Vice President and/or the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any Officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such Officer at the date of its issuance.

         SECTION 3. TRANSFER OF STOCK. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

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         SECTION 4. LOST, STOLEN, OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; and (c) satisfies any other reasonable requirements imposed by the corporation, including bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate.

                       ARTICLE V. MISCELLANEOUS PROVISIONS

         SECTION 1. FISCAL YEAR. The fiscal year of the corporation shall commence on the first day of January and end on the last day of December, or such other dates as may be determined by the Board of Directors.

         SECTION 2. CORPORATE SEAL. The corporation may use a corporate seal which shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         SECTION 3. NOTICES. Any notice required by these ByLaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the corporation, or transmitted by facsimile, telegraph or cable to such person at such address; and such notice shall be deemed to be given at the time it is mailed, transmitted by facsimile, telegraphed or cabled.

         SECTION 4. WAIVER OF NOTICE. Any stockholder or director may at any time, by writing or by facsimile, telegraph or cable, waive any notice required to be given under these ByLaws.

         SECTION 5. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

         SECTION 6. DEPOSITS. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the corporation as the Board of Directors or the Chief Executive Officer may authorize for that purpose.

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         SECTION 7. VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer or any Vice President shall have full power and authority on behalf of the corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the corporation is a stockholder and to execute a proxy to any other person to represent the corporation at any such meeting, and the Chief Executive Officer or any Vice President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which the corporation might have possessed and exercised if present. The Board of Directors, the Executive Committee or the President may from time to time confer like powers upon any other person or persons.

         SECTION 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify any and all its directors or officers, including former directors or officers, and any employee who shall serve as an officer or director of any corporation at the request of the corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

                              ARTICLE VI. AMENDMENT

         These ByLaws may be repealed or amended, and new ByLaws may be adopted, by the affirmative vote of a majority of the members of the Board of Directors then in office, or by the affirmative vote of the holders of not less than 66 2/3% of the voting power of all shares of capital stock of the corporation then entitled to vote generally in the election of directors, voting as a single class.

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